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                        LIST OF SIGNIFICANT SUBSIDIARIES





Cross Creek Apparel, Inc. (incorporated in North Carolina)

DeSoto Mills, Inc. (incorporated in Alabama)

Russell Europe Limited (organized under the laws of the United Kingdom)




                                     IV-15